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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of EPL Technologies, Inc. on Form S-3 of our report dated March 28, 1997, appearing in the Annual Report on Form 10-K of EPL Technologies, Inc., for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in such Registration Statement.



DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
December 11, 1997